Exhibit 4.1

THIS NOTE AND ANY SHARES ACQUIRED UPON CONVERSION OF THIS NOTE OR ANY PORTION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL ACCETABLE TO COUNSEL FOR THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT THE PROPOSED TRANSFER MAY BE MADE WITHOUT VIOLATION OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAW.

$3,000,000	April 13, 2026

BIOMX INC
(a Delaware corporation)

UNSECURED CONVERTIBLE PROMISSORY NOTE

BIOMX, INC., a Delaware corporation (the “Company”), for value received and intending to be legally bound, hereby promises to pay to the order of MANDRAGOLA LTD., a company formed under the laws of the State of Israel or its assigns (the “Holder”), the principal amount of THREE MILLION Dollars ($3,000,000) (the “Principal Amount”) on or before April 13, 2029 (the “Maturity Date”), together with interest thereon at the rate of 9% per annum (the “Interest”), as set forth herein (the “Note”). This Note is being issued under and pursuant to the terms of the Option Agreement, dated the date hereof by and between the Company and the Holder.

1. Convertible Note: By accepting this Note, the Holder hereby acknowledges that this Note and the shares issuable upon conversion of this Note has not been registered under the Securities Act of 1933, as amended, or any state securities laws and Holder represents for itself and its legal representative that it is acquiring this Note and will acquire any shares issued upon conversion hereof, for its own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution of such securities and Holder agrees to reaffirm, in writing, this investment representation at the time of exercise of the conversion right set forth herein.

2. Principal and Interest Payment: The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the simple interest rate of 9% per annum, computed on the basis of a 365-day year, commencing on the date hereof. For so long as any Event of Default (as defined below) exists under this Note, interest shall accrue on the outstanding principal balance hereof at the rate of twelve percent per annum unless such rate exceeds the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Noteholder in accordance with terms of the law of the State of Delaware.

3. Unsecured Obligation: The obligations of the Company under this Note are unsecured.

4. Conversion of Note: (a) Subject to and upon compliance with the provision of this Section 4c and to the Minimum 10 day VWAP (as defined below), solely at the option of the Company, at any time on or before the Maturity Date the unpaid principal and interest balance of the Note may be converted in whole or in part, into fully-paid and non-assessable shares of Common Stock, par value $0.0001 per share, of the Company (the “Shares”) at the conversion rate equal to $12.00 per share, except as otherwise adjusted below (the “Conversion Price”). The conversion date shall be the date that such Notice of Conversion is deemed delivered hereunder. Upon conversion of the entire principal balance, the principal represented thereby shall be canceled. Such conversion shall be effectuated by the Holder submitting to the Company a notice of conversion attached hereto as Exhibit “1” (the “Conversion Notice”). The Conversion Notice shall state the dollar amount thereof to be so converted and shall include or be accompanied by representations as to the Holder’s investment intent substantially similar to those contained in this Note. Shares issuable upon conversion of the Note shall be issued in the name of the Holder and shall be transferrable only in accordance with all of the terms and restrictions contained herein.

As used herein, the term Minimum 10 day VWAP shall mean that average VWAP of the Company’s publicly traded common stock for the 10 trading days preceding the date of the submission of the notice of conversion shall be at $12 or more.

(b) Fractional Shares:  No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(c) Holder’s Conversion Limitations: The Company shall not effect any conversion of this Note, and Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(c) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 5(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of Holder, the Company shall within two trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(c). Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note. For purposes of this Section “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Act”).

(d) Subdivision or Combination: Whenever the Company shall subdivide or combine the outstanding shares of Common Stock issuable upon conversion of this Note, the Conversion Price in effect immediately prior to such subdivision or combination and the number of shares issuable under the Note shall be proportionately decreased in the case of subdivision or increased in the case of combination effective at the time of such subdivision or combination.

(e) Reclassification or Change: Whenever any reclassification or change of the outstanding shares of Common Stock shall occur (other than a change in par value, or from par value to no par, or from no par to par value, or as a result of a subdivision or combination), effective provision shall be made whereby the Holder shall have the right, at any time thereafter, to receive upon conversion of the Note the kind of stock, other securities or property receivable upon such reclassification by a holder of the number of share of Common Stock issuable upon conversion of this Note immediately prior to such reclassification. Thereafter, the rights of the parties hereto with respect to the adjustments of the amount of securities or other property obtainable upon conversion of this Note shall be appropriately continued and preserved, so as to afford as nearly as may be possible protection of the nature afforded by this subparagraph (e).

(f) Merger: If, prior to repayment of the obligations relevant hereto, or prior to conversion of this Note into equity in the Company, the Company shall be consolidated or merged with another company, or substantially all of its assets shall be sold to another company in exchange for stock wit the view to distributing such stock to its shareholders, each share of stock into which this Note is convertible shall be replaced for the purposes hereof by a pro rata amount of the securities or property issuable or distributable, based upon percentage of the Company’s common stock which a Holder would have owned had there been a conversion herein after consummation of such merger, consolidation or sale and adequate provision to that effect shall be made at the time thereof. The Company will provide the Holder at least thirty (30) days prior written notice of any event described in this subsection (f).

5. Reservation of Common Shares: The Company shall take or has taken all steps necessary to reserve a number of its authorized but unissued Common Stock sufficient for issuance upon conversion of this Note pursuant to the provisions included hereinabove.

6. Securities Laws and Restrictions: This Note and the Common shares issuable upon conversion have not been registered for sale under the Act, and neither this Note nor those shares nor any interest in this Note nor those shares may be sold, offered for sale, pledged or otherwise disposed of without compliance with applicable securities laws, including, without limitation, an effective registration statement relating thereto or delivery of an opinion of counsel acceptable to the Company that such registration is not required under the Act. Holder has reviewed the Company’s periodic and annual reports as filed with the Securities and Exchange Commission (the “SEC Reports”) and has based its investment decision solely on the information contained in the SEC Reports.  Holder represents and warrants that it is an “accredited investor” as defined under the Act.

7. Prepayment of Note: At any time the Company may issue written notice to the Holder of the Company’s intent to prepay this Note in whole or in part.  The Company must provide said notice to the Holder at least ten (10) days prior to the prepayment.  During the ten day notice period the Holder may exercise of its right of conversion as set forth §4above.  If the Holder does not exercise its right of conversion, then the Holder shall issue an estoppel letter to the Company indicating the exact amount due on this Note through the sixtieth day.  Upon payment by wire or certified funds, of the amount stated in the estoppel letter the Holder shall surrender the original Note to the Company.

8. Events of Default: If any of the following conditions or events (“Events of Default”) shall occur and shall be continuing:

(i)	if the Company shall default in the payment of principal and/or interest accruing herein when the same becomes due and payable, whether at maturity or by declaration of acceleration or otherwise, and shall fail to cure such default within fifteen days after written notice thereof from the Holder to the Company, if the Company fails to tender any payment due hereunder when the same becomes due; and shall fail to cure such default within fifteen days after written notice thereof from the Holder to the Company; or

(ii)	if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or a voluntary petition for reorganization under Title 11 of the Unites States Code (“Title 11”) shall be filed by the Company or an order shall be entered granting relief to the Company under Title 11 or a petition shall be filed by the Company in bankruptcy, or the Company shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company or if the Company or its directors or majority shareholders shall take any action looking to the dissolution or liquidation of the Company; or

(iii)	if within 30 days after the commencement of an action against the Company seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, such action shall not have been dismissed or nullified or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 30 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company such appointment shall not have been vacated;

then, and in any such event, the Holder may at any time (unless such Event of Default shall theretofore have been remedied) at its option, by written notice to the Company, declare the Note to be due and payable, whereupon the Note shall forthwith mature and become due and payable, together with interest accrued thereon, and thereafter interest shall be due, at the rate per annum hereinabove provided, on the entire principal balance until the same is fully paid, and on any overdue interest (but only to the extent permitted by law), without presentment, demand, protest or notice, all of which are hereby waived, subject however, to the other terms, including those relating to subordination, of this Note. No course of dealing and no delay on the part of Holder in exercising any right shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.  Upon the occurrence of any Events of Default, the entire outstanding balance of the note, along with all accrued interest shall bear interest at the highest rate allowed by law until paid in full.

9. Notice: All notices required or permitted to be given under this Note, including, without limitation, any Notice of Conversion, shall be in writing (delivered by hand or sent certified or registered mail, return receipt requested, or by electronic transmission (email) or by nationally recognized overnight courier service) addressed to the respective party at the address indicated on the signature page of this Note. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, (ii) upon delivery if sent by email, or (iii) upon actual receipt by the party to whom such notice is required to be given.

11. Governing Law and Jurisdiction: The Note shall be governed by the laws of the State of Delaware. This Note and all issues arising out of this Note will be governed by and construed solely and exclusively under and pursuant to the laws of the State of Delaware. Each of the parties hereto expressly and irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in the appropriate court in the State of Delaware .

11. Severability: If any provision, paragraph or subparagraph of this Note is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Note, including any other provision, paragraph or subparagraph. Each provision, paragraph or subparagraph of this Note is separable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

12. Amendment: This Note may only be amended in writing, duly endorsed by the parties hereto.

13. Heading: The headings in this Note are solely for convenience of reference and shall not affect its interpretation.

BIOMX INC.

By:	/s/ Michael Oster
Name:	Michael Oster
Title:	CEO

CONVERSION NOTICE

TO:

BIOMX INC.

The Holder listed below hereby irrevocably exercises his/her/its right to convert ($__________) of this Note into __________________ shares of Common Stock of BIOMX INC. at the Conversion Price of ___________________ per share in accordance with the terms of this Note, and directs that the Common Stock issuable and deliverable upon such conversion be recorded on the books of BIOMX INC. in the name of, and delivered to, the Holder.

The Holder hereby acknowledges that the shares of Common Stock (i) have not been and will not be at the time of requisition by the undersigned registered under the Securities Act of 1933, as amended, or under any state securities laws, and hereby represents and warrants to the Company that he/she/it is acquiring the Common Stock for his/her/its own account, for investment, and not with a view to, or for sale in connection with, any distribution of such Common Stock; and (ii) are transferable on in accordance with all the terms and restrictions contained in the Note.

Dated: _________________, 20__

Signature of Holder

Printed Name of Holder

EIN or SSN

Address

City, State, Zip

Telephone

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